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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Humana Inc. on Form S-8 (Registration No. 2-39061, No. 2-79239, No. 2-96154, No. 33-33072, No. 33-49305, No. 33-52593 and No. 33-54455), of our report dated
February 11, 1997, on our audits of the consolidated financial statements of Humana Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.
Louisville, Kentucky
February 11, 1997